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                   Ruskin, Moscou, Evans & Faltischek, P.C.
                             170 Old Country Road
                            Mineola, New York 11501


Writer's Direct Dial:  (516) 663-6514
Writer's Direct Fax:  (516) 663-6643


                                                              March 30, 1998



Frisby Technologies, Inc.
417 South Main Street
Freeport, NY  11520

Gentlemen:

         We have acted as counsel for Frisby Technologies, Inc. (the "Company"), a Delaware corporation, in connection with the registration pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") by the Company under the Securities Act of 1933, as amended (the "Act"), of shares of the Company's Common Stock, $.001 par value (the "Common Stock") as follows: (i) 1,840,000 shares of Common Stock (including 240,000 shares issuable upon exercise of the Over-Allotment Option) being offered to the public; and (ii) the Common Stock issuable upon exercise of the Underwriter's Options. All terms defined in the Registration Statement and not otherwise defined herein, are used herein as therein defined.

         We have examined (i) the Company's Certificate of Incorporation, By-Laws and minute books and (ii) such certificates of public officials and of the Company and such other documents and records as we have deemed necessary and relevant as a basis for our opinions hereinafter set forth. In forming our opinions, we have relied upon certifications as to certain factual matters from officers of the Company. For the purposes of this opinion, we have assumed the genuineness of all signatures and the conformity to original documents of all instruments furnished to us for review or examination as copies.

         Based on the foregoing and having regard to such legal considerations as we have deemed relevant, it is our opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Common Stock covered by the Registration Statement have been validly authorized for issuance.
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Frisby Technologies, Inc.
March 30, 1998
Page 2

         3. When the Common Stock and the Common Stock issuable upon exercise of the Underwriter's Options covered by the Registration Statement have been duly registered under the Act; when the provisions of the securities laws of certain states shall have been complied with; when the Underwriting Agreement shall have been duly executed and delivered in accordance with the authorization thereof and delivered in accordance with the authorization thereof by the Company; when the Underwriter's Options shall have been duly executed and delivered; when proper certificates for the shares of Common Stock shall have been duly executed and delivered; and when the Company shall have received the consideration to be received by it pursuant to the Underwriting Agreement:

                  (a) The Common Stock will be validly issued, fully paid and non-assessable, with no liability attaching to the ownership thereof.

                  (b) Upon payment of the exercise price therefor and issuance of Common Stock by the Company in accordance with the terms of the Underwriter's Option, the Common Stock issuable upon exercise of the Underwriter's Option will be validly issued, fully paid, and non-assessable, with no personal liability attaching thereto.

         In giving this opinion, we have assumed that, prior to issuance, all certificates for the Common Stock (including the Common Stock issuable upon exercise of the Overallotment Option and the Representative's Warrant) will be duly executed on behalf of the Company by the Company's transfer and/or warrant agent and registered by the Company's registrar, if necessary, and will conform, except as to denominations, to specimens which we have examined.

         We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                             Very truly yours,


                             /s/ Ruskin, Moscou, Evans & Faltischek, P.C.
                             --------------------------------------------
                             RUSKIN, MOSCOU, EVANS
                              & FALTISCHEK, P.C.